*Omitted and filed separately with the Commission.
                                                                   EXHIBIT 10.12

                          RETAIL LICENSE -- WORLDWIDE
                         WARNER BROS. CONSUMER PRODUCTS

                        #8700-BLT ("BABY LOONEY TUNES")

LICENSE AGREEMENT made September 10, 1997 by and between WARNER BROS., A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY L.P., c/o Warner Bros. Consumer Products, a Division of Time Warner Entertainment Company L.P., whose address is 4000 Warner Blvd., Burbank, CA 91522 (hereinafter referred to as "LICENSOR") and PLAY-BY-PLAY TOYS & NOVELTIES, INC., whose address is 4400 Tejasco, San Antonio, TX 78218-0267, c/o 13434 N.E. 16th St., Bellevue, WA 98005, Attention: Saul Gamoran (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

The parties hereto mutually agree as follows:

1. DEFINITIONS: As used in this Agreement, the following terms shall have the following respective meanings:

      (a) "LICENSED PROPERTY": The fictional cartoon characters BABY BUGS BUNNY, BABY LOLA BUNNY, BABY DAFFY DUCK, BABY SYLVESTER, BABY TWEETY, BABY TASMANIAN DEVIL, BABY WILE E. COYOTE, BABY ROAD RUNNER, BABY MARVIN THE MARTIAN and BABY K-9 which constitute "BABY LOONEY TUNES", including the names of said characters and all trademarks, copyrights, environmental settings and artwork associated therewith. Unless otherwise set forth below, specifically excluded herefrom are any other properties, trademarks or copyrights of Licensor, including but not limited to the cartoon characters referred to collectively as the "LOONEY TUNES" characters, and Licensee acknowledges and agrees that it shall enjoy no rights whatsoever hereunder with respect to such properties, trademarks, and copyrights, it being understood that such properties, trademarks, and copyrights are and will continue to be the subject of separate licensing agreements with licensees of Licensor's choice. Without limiting the generality of the foregoing, Licensee is obtaining no right hereunder, unless otherwise specifically set forth below, in or to the adult versions of BUGS BUNNY, LOLA BUNNY, DAFFY DUCK, SYLVESTER, TWEETY, TASMANIAN DEVIL, WILE E. COYOTE, ROAD RUNNER, MARVIN THE MARTIAN and K-9.

      (b) "TERRITORY": Worldwide, composed of the following delineated regions (the "Region(s)"):

              (i) UNITED STATES
             (ii) CANADA
            (iii) ASIA/PACIFIC RIM
             (iv) EUROPE/MIDDLE EAST/AFRICA ("EMEA")
              (v) LATIN AMERICA

      (c) "LICENSED PRODUCT(S)": As defined for each Region in Schedules *REDACTED through *REDACTED as set forth below, attached hereto and incorporated by reference:

                  *REDACTED                 *REDACTED
                  *REDACTED                 *REDACTED
                  *REDACTED                 *REDACTED
                  *REDACTED                 *REDACTED

      (d)   "TERM": January 1, 1998 through *REDACTED.

      (e)   "MARKETING DATE": January 31, 1998.

                              *Omitted and filed separately with the Commission.

      (f) "GUARANTEED CONSIDERATION": The sum of *REDACTED U.S. Dollars *REDACTED to be allotted among the Regions and payable according to the following schedule:

                        UNITED STATES        CANADA      ASIA/PACIFIC RIM       EMEA        LATIN AMERICA         TOTAL
                        --------------   --------------   --------------   --------------   --------------   --------------
*REDACTED


            All payments hereunder shall be made in U.S. Dollars.

            It is understood and agree that the amounts listed above shall not be cross-collateralized among the Regions.

      (g)   ROYALTY RATE: Licenses shall pay to Licensor the following sums:

            (i) *REDACTED of Licensee's Net Sales (as defined in Paragraph 4.(b) below) of the Licensed Product(s) that are sold directly to retailers;

            (ii) *REDACTED for all Licensed Products sold FOB to Authorized Distributers (as defined below) for final sale to retailers in Asia/Pacific Rim, EMEA and Latin America.

      (h) "CHANNELS OF DISTRIBUTION": Licensee may distribute the Licensed Products through the channels respective to each Region in the Territory as set forth on Schedules B-1 through B-4, attached hereto and incorporated by reference:

                  Schedule B-1:             *REDACTED
                  Schedule B-2:             *REDACTED
                  Schedule B-3:             *REDACTED
                  Schedule B-4:             *REDACTED

            Licensee and Licensor agree that Licensee shall be permitted to utilize third-party distributors within specific Regions ("Authorized Distributors"), which shall have the right to import, manufacture, distribute and sell Licensed Products subject to (i) Licensor's prior written approval, not to be unreasonably withheld, or (ii) subject to Licensee's approval, the execution of a separate license agreement between each such Authorized Distributor and Licensor with respect to the Licensed Property. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement and any default of this Agreement by such Authorized distributor shall be deemed a default by Licensee hereunder.

2.    GRANT OF LICENSE:

      (a) Subject to the restrictions, limitations, reservations and conditions and Licensor's approval rights set forth in this Agreement, Licensor hereby grants to Licensee and Licensee hereby accepts for the Term of this Agreement, a license to utilize the Licensed Property solely on or in connection with the manufacture, distribution and sale of the Licensed Products as specified above for the ultimate distribution to the public throughout the

                              *Omitted and filed separately with the Commission.

            Territory on an exclusive or non-exclusive basis, as set forth in Schedules A-1 through A-4.

      (b) Without limiting any other approval rights of Licensor as contained herein, no television commercials may be utilized under this Agreement without the specific prior written approval of Licensor.

3.    RESERVATION OF RIGHTS; PREMIUMS:

      (a) Licensor reserves all rights not expressly conveyed to Licensee hereunder, and Licensor may grant licenses to others to use the Licensed Property, artwork and textual matter in connection with other uses, services and products without limitation.

      (b) Notwithstanding anything to the contrary stated herein, Licensor specifically reserves the right, without limitation throughout the world, to itself use, or license any third party(s) of its choice to use the Licensed Property for the manufacture, distribution and sale of products similar or identical to those licensed herein in Paragraph 1.(c) above for sale through any catalogue (s) produced or distributed by or on behalf of Licensor or its affiliated companies or franchisees, or for sale or distribution in any theaters or arenas, or for sale or distribution in any retail stores operated by or on behalf of Licensor, its affiliated companies or franchisees, or for sale or distribution in any theme/amusement parks operated by or on behalf of Licensor and its affiliated companies, including without limitation, the Six Flags and Movie World parks. In addition, Licensor reserves the right to allow Six Flags Corporation and Movie World to manufacture (or have manufactured by a third party) products similar or identical to those licensed herein for distribution or sale in theme and/or amusement parks owned or operated by both Six Flags Corporation and Movie World. Further, Licensor reserves the right to use, or license others to use, and/or manufacture products similar or identical to those licensed herein for use as premiums.

      (c) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "shield" logo or trademark, or any other trademark(s), logo(s) or copyrights owned by Licensor other than those specifically set forth above in the Licensed Property, it being understood that all rights in and to said properties are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) of its choice.

      (d) Licensee agrees that it will not use, or knowingly permit the use of, and will exercise due care that its customers likewise will refrain from the use of, the Licensed Products as a premium, except with the prior written consent of Licensor. Subject to Licensor's prior written consent of Licensor. Subject to Licensor's prior written approval as aforesaid, Licensee shall pay to Licensor a sum equal to *REDACTED of all premium sales. For purposes of this paragraph, the term "premium" shall be defined as including, but not necessarily limited to, combination sales, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such way as to promote, publicize and or sell the products, services or business image of the user of such item.

4.    CONSIDERATION:

      (a) The Guaranteed Consideration paid by Licensee as set forth above shall be applied against such royalties as are, or have become, due to Licensor. No part of such Guarantor Consideration shall be repayable to Licensee. Royalties earned in excess of the Guaranteed Consideration applicable to the Term hereof shall not offset any Guaranteed Consideration required in respect of the succeeding renewal term (if any); likewise, royalties earned in excess of the Guaranteed Consideration applicable to the renewal term (if any) shall not offset any Guaranteed Consideration applicable to any prior term.

      (b) ROYALTY PAYMENTS: Licensee shall pay to Licensor a sum equal to the Royalty Rate as set forth above of all Net Sales by Licensee of the Licensed Products covered by this Agreement. The term "Net Sales" herein shall mean the gross invoice price billed customers, less

            (i) actual quantity discounts and actual returns, but no deductions shall be made for uncollectible accounts and deductions for actual returns may not exceed five percent (5%) of total sales; and

            (ii) any sales, excise or value added taxes which are separately stated and which are required to be collected from customers and which are payable to tax authorities. No deduction shall be taken in computing Net Sales for taxes not described immediately above, including but not limited to income taxes, withholding taxes or remittance taxes.

            No costs incurred in the manufacture, sale, distribution, advertisement, or exploitation of the Licensed Products shall be deducted from any royalties payable by Licensee.

      (c) IT IS A MATERIAL TERM AND CONDITION OF THIS AGREEMENT THAT LICENSEE REPORT NET SALES ON A COUNTRY-BY-COUNTRY BASIS. IN THE EVENT LICENSEE FAILS TO DO SO, LICENSOR SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT.

      (d) Licensee will pay all taxes, customs, duties, assessments, excise except as provided in Subparagraph 4.(b)(ii), and other charges levied upon the importation of or assessed against the Licensed Product under this Agreement, as well as all Licensee's costs of doing business and Licensor shall have no liability therefor.

      (e) In the event Licensee has earned royalties in currencies other than in U.S. Dollars, then Licensee shall convert said amounts into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth (15th) day of the applicable month or if such day shall fall on a non-business day then as of the first business day following said fifteenth (15th) day.

      (f) Royalties shall be payable concurrently with the periodic statements required in Paragraph 5.(a) hereof, except to the extent offset by Guaranteed Consideration theretofore remitted.

5.    PERIODIC STATEMENTS:

      (a) Within thirty (30) days after the initial shipment of the Licensed Products and promptly on the thirtieth (30th) day of every month thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing with respect to all Licensed Products distributed and sold by Licensee during the preceding calendar month the (i) number of units; (ii) country in which manufactured, sold and/or to which shipped; (iii) Description (as such term is defined below) of the Licensed Products; (iv) gross sales price; and (v) itemized deductions from gross sales price, and net sales price together with any returns made during the preceding calendar month. Such statements shall be furnished to Licensor whether or not any of the Licensed Products have been sold during calendar months to which such statements refer. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectifies and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant showing the (i) number of units; (ii) country in which manufactured, sold and/or shipped;
            (iii) Description of the Licensed Products; (iv) gross sales price; and (v) itemized deductions from gross sales price and net sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand. For purposes of this subparagraph, the term "Description" shall mean a detailed description of the Licensed Products including the nature of each of the Licensed Products, any and all names and likenesses, whether live actors or animated characters, from the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material, and any other components of the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material. In the event Licensor is responsible for the payment of any additional third party participations based on Licensee not reporting by character name and likeness as provided above, Licensee shall be responsible for reimbursing Licensor for the full amount of all such third party claims, including without limitation, the participation itself, interest audit and attorneys' fees. Licensee understands and agrees that it is a material term and condition of this Agreement that Licensee include the Description on all statements. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 14 herein.

      (b) The statements and payments required hereunder shall be delivered to:

              WARNER BROS. CONSUMER PRODUCTS
              4000 Warner Boulevard
              Bridge Building, 4th Floor
              Burbank, CA 91522
              Attention: Assistant Controller, Domestic Accounting

      (c) Any payments which are made to Licensor hereunder after the due date required therefore, shall bear interest at the then current prime rate plus six percent (6%) (or the maximum rate permissible by law, if less than the current prime rate) form the date such payments are due to the date of payment. Licensor's right hereunder to interest on late payments shall not preclude Licensor from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee's failure to make timely remittances.

      (d) Any income taxes, withholding taxes, other taxes and/or fees which local law requires to be levied against Licensor's royalty shall be paid by Licensee on behalf of Licensor within the period of time required by local law, provided that Licensee shall not make such payment if Licensor has advised Licensee in writing not to do so, and has taken appropriate legal action to contest the propriety of such taxes and/or fees. In such event, Licensor shall indemnify Licensee against any interest charges or penalties with respect to such taxes. Any such taxes or fees which Licensee pays on behalf of Licensor shall be deducted from the royalty otherwise payable to Licensor. The original receipt (or a bona fide copy thereof) for such taxes as may be deducted from royalties shall accompany the statements described in Paragraph 5.(a) above for the accounting period in which such deduction is made. Licensee shall timely file all necessary tax returns or other government documents on Licensor's behalf, as required by local law, at Licensee's cost.

6.    BOOKS AND RECORDS:

      (a) Licensee shall keep, maintain and preserve (in Licensee's principal place of business) for at least two (2) years following termination or expiration of the Term of this Agreement or any renewal(s) hereof (if applicable), complete and accurate records of accounts including, without limitation, purchase orders, inventory records, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submittted by Licensee as well as to ensure Licensee's compliance with local laws as required pursuant to Paragraph 13.(k) hereof. Such records and accounts shall be available for inspection and audit at any time or times during or after the Term of this Agreement or any renewal(s) hereof (if applicable) during reasonable business hours and upon reasonable notice by Licensor or its nominees. Licensee agrees not to cause or permit any interference with Licensor or nominees of Licensor in the performance of their duties. During such inspections and audits, Licensor shall have the right to take extracts and/or make copies of Licensee's records as it deems necessary.

      (b) The exercise by Licensor in whole or in part, at any time of the right to audit records and accounts or of any other right herein granted, or the acceptance by Licensor of any statement or statements or the receipt and/or deposit by Licensor, of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and such acceptance, receipt and/or deposit shall not preclude or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

      (c) If pursuant to its right hereunder Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency between the amount found to be due to Licensor and the amount actually received or credited to Licensor, then Licensee shall, upon Licensor's demand, promptly pay the deficency, together with interest thereon at the then current prime rate from the date such amount became due until the date of payment, and, if the deficiency is more than five percent (5%) of all Royalties paid by Licensee during the period covered by the audit, then Licensee shall pay the reasonable costs and expenses of such audit and inspection.

      (d) Licensee understands and agrees that Licensor shall have access to Licensee's sell-through information, with respect to the Licensed Products, pertaining to various retail customers (e.g. Wal*Mart, JC Penney) (the "Sell Through System"). Licensor agrees to keep confidential all information obtained by Licensor through the Sell Through Systems except: (i) to the extent necessary to comply with a law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other and shall seek confidential treatment of such information;
            (ii) as part of normal reporting or review procedure to the respective parties' boards of directors, parent company, auditors and attorneys who agree to be bound by the provisions of this subparagraph; (iii) in order to enforce its rights or perform its obligations under this Agreement; or (iv) when discussing the sale of Licensed Products with the applicable retail customer in an effort to improve business results.

7.    INDEMNIFICATIONS:

      (a) During the Term, and continuing after the expiration or termination of this Agreement, Licensor shall indemnify Licensee and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensee by reason of the breach by Licensor of the warranties or representations as set forth in Paragraph 12 hereof, provided that Licensee shall give prompt written notice, and full cooperation and assistance to Licensor relative to any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought. Licensee shall not, however, be entitled to recover for lost profits. Licensee shall cooperate fully in all respects with Licensor in the conduct and defense of said suit and/or proceedings related thereto.

      (b) During the Term, and continuing after the expiration or termination of this Agreement, Licensee shall indemnify Licensor and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensor by reason of: (i) any breach of Licensee's covenants and undertakings hereunder; (ii) any unauthorized use by Licensee of the Licensed Property; (iii) any use of any trademark, copyright, design, patent, process, method or device, except for those uses of the Licensed Property that are specifically approved by Licensor pursuant to the terms of this Agreement; (iv) Licensee's non-compliance with any applicable federal, state or local laws or with any other applicable regulations; and (v) any alleged defects and/or inherent dangers (whether obvious or hidden) in the Licensed Products or the use thereof.

      (c) With regard to 7(b)(v) above, Licensee agrees to obtain, at its own expense, product liability insurance providing adequate protection for Licensor and Licensee against any such claims or suits in amounts no less than three million dollars ($3,000,000) per occurrence, combined single limits. Simultaneously with the execution of this Agreement, Licensee undertakes to submit to Licensor a fully paid policy or certificate of insurance naming Licensor as an additional insured party and, requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least twenty (20) days in advance thereof. Such insurance and delivery of the policy or certificate are material obligations of Licensee.

8.    ARTWORK; COPYRIGHT AND TRADEMARK NOTICES:

      (a) The Licensed Property shall be displayed or used only in such form and in such manner as has been specifically approved in writing by Licensor in advance and Licensee undertakes to assure usage of the trademark(s) and character(s) solely as apporved hereunder. Licensee further agrees and acknowledges that any and all Artwork (defined below) created, utilized, approved and/or authorized for use hereunder by Licensor in connection with the Licensed Products or which otherwise features or includes the Licensed Property shall be owned in its entirety exclusively by Licensor. "Artwork" as used herein shall include, without limitation, all pictorial, graphic, visual, audio, audio-visual, digital, literary, animated, artistic, dramatic, sculptural, musical or any other tyupe of creations and applications, whether finished or not, including, but not limited to, animation, drawings, designs, sketches, images, illustrations, film, video, electronic, digitized or computerized information, software, object code, source code, on-line elements, music, text, dialogue, stories, visuals, effects, scripts, voiceovers, logos, one-sheets, promotional pieces, packaging, display materials, printed materials, photographs, interstitials, notes, shot logs, character profiles and translations, produced by Licensee or for Licensee, pursuant to this Agreement. Licensor reserves for itself or its designees all rights to use any and all Artwork created, utilized and/or approved hereunder without limitation.

      (b)   (i)   Licensee acknowledge that, as between Licensor and Licensee, the Licensed Property and Artwork and all other depictions expressions and derivations thereof, and all copyrights, trademarks and other proprietary rights therein are owned exclusively by Licensor and Licensee shall have no interest in or claim thereto, except for the limited right to use the same prusuant to this Agreement and subject to its terms and conditions.

            (ii) Licensee agrees and acknowledges that any Artwork created by Licensee or for Licensee hereunder is a "work made for hire" for Licensor under the U.S. Copyright Act, and any and all similar provisions of law under other jurisdictions, and that Licensor is the author of such works for all purposes, and that Licensor is the exclusive owner of all the rights comprised in the undivided copyright and all renewals, extensions and reversions therein, in and to such works in perpetuity and throughout the universe. Licensee hereby waives and releases in favor of Licensor all rights (if any) or of "droit moral," rental rights and similar rights in and to the Artwork (the "Intangible Rights") and agrees that Licensor shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title, re-draw, re-color, or otherwise modify the Artwork, without the consent of Licensee. Licensee hereby irrevocably grants, transfers and assigns to Licensor all right, title and interest, including copyrights, trademark rights, patent rights and other proprietary rights, it may have in and to the Artwork, in perpetuity and throughout the universe, and to all proprietary depictions, expressions or derivations of the Licensed Property created by or for Licensee. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights (other than those specifically granted pursuant to this Agreement) in or to the Licensed Property or Artwork.

            (iii) Licensee hereby warants that any and all work created by
                  Licensee under this Agreement apart from the materials provided to Licensee by Licensor is and shall be wholly original with or fully cleared by Licensee and shall not copy or otherwise infringe the rights of any third parties, and Licensee hereby indemnifies Licensor and will hold Licensor harmless from any such claim of infringement or otherwise involving Licensee's performance hereunder. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright or other papers as Licensor may reasonably request in order to confirm and vest in Licensor the rights in the properties as provided for herein. In addition, Licensee hereby appoints Licensor as Licensee's Attorney-in-Fact to take such actions and to make, sign, execute, acknowledge and deliver all such documents as may from time to time be necessary to confirm in Licensor, its successors and assigns, all rights granted herein. If any third party makes or has made any contribution to the creation of Artwork authorized for use hereunder, Licensee agrees to obtain from such party a full confirmation and assignment of rights so that the foregoing rights shall vest fully in Licensor, in the form of the Contributor's Agreement attached hereto as Exhibit 2 and by this reference made a part hereof, prior to commencing work, ensuring that all rights in the Artwork and Licensed Property arise in and are assigned to Licensor. Promptly upon entering into each such Agreement, Licensee shall give Licensor a copy of such agreement. Licensee assumes all responsbility for such parties and agrees that Licensee shall bear any and all risks arising out of or relating to the performance of services by them and to the fulfillment of their obligations under the Contributor's Agreement.

            (iv) Upon expiration of termination of this Agreement for any reason, or upon demand by Licensor at any time, Licensee shall promptly deliver to Licensor all Artwork or Licensed Property, whether finished or not, including drawings, drafts, sketches, illustrations, screens, data, digital files and information, copies or other items, information or things created in the course of preparing the Licensed Property and all materials provided to Licensee by Licensor hereunder, or, at Licensor's option and instruction, shall destroy some or all of the foregoing and shall confirm to Licensor in writing that Licensee has done so. Licensee shall not use such Artwork or Licensed Property, items, information or things, material, for any purpose other than is permitted, under this Agreement.

      (c) Licensee shall, within thirty (30) days of receiving an invoice, pay Licensor for artwork executed for Licensee by Licensor (or by third parties under contract to Licensor) for use in the development of the Licensed Products and any related packaging, display and promotional materials at Licensor's prevailing commercial art rates. The foregoing shall include any artwork that, in Licensor's opinion, is necessary to modify artwork initially prepared by Licensee and submitted for approval. Estimates of artwork charges are available upon request.

      (d) Licensee shall reimburse WB Toy for its product development costs with respect to the Licensed Products (including without limitation a percentage of WB Toy's salary costs and overhead based on the amount of time spent working on the Licensed Products). Licensor and Licensee shall mutually agree upon the mechanism, details and payment plan with respect to the payments to be made under this paragraph.

      (e) Licensee shall cause to be imprinted, irremovably and legibly on each Licensed Product manufactured, distributed or sold under this Agreement, and all advertising, promotional, packaging and wrapping material wherein the Licensed Property appears, the following copyright and/or trademark notice(s):

                  "BABY LOONEY TUNES, characters, names and all related indicia are trademarks of Warner Bros. (C)19 ."

            (The year date shall be as instructed by Licensor.)

      (f) In no event shall Licensee use, in respect to the Licensed Products and/or in relation to any advertising, promotional, packaging or wrapping material, any copyright or trademark notices which shall conflict with, be confusing with, or negate, any notices required hereunder by Licensor in respect to the Licensed Property.

      (g) Licensee agrees to deliver to Licensor free of cost six (6) of each of the Licensed Products together with their packaging and wrapping material for trademark registration purposes in compliance with applicable laws, simultaneously upon distribution to the public. Any copyrights or trademarks with respect to the Licensed Products shall be procured by and for the benefit of Licensor and at Licensor's expense. Licensee further agrees to provide Licensor with the date of the first use of the Licensed Products in interstate and intrastate commerce.

      (h) Licensee shall assist Licensor, at Licensor's expense, in the procurement, protection, and maintenance of Licensor's rights to the Licensed Property. Licensor may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement and/or unauthorized use of the Licensed Property either in its own name, or in the name of Licensee, or join Licensee as a party in the prosecution of such claims or suits. Licensee agrees to cooperate fully with Licensor in connection with any such claims or suits and undertakes to furnish full assistance to Licensor in the conduct of all proceedings in regard thereto. Licensee shall promptly notify Licensor in writing or any infringements or imitations or unauthorized uses by others of the Licensed Property, on or in relation to products identical to similar to or related to the Licensed Products. Licensor shall in its sole discretion have the right to settle or effect compromises in respect thereof. Licensee shall not institute any suit or take any action on account of such infringements, imitations or unauthorized uses.

9.    APPROVALS AND QUALITY CONTROLS:

      (a)   Licensee agrees to strictly comply and maintain compliance with the quality standards, specifications and rights of approval of Licensor in respect to any and all usage of the Licensed Property on or in relation to the Licensed products throughout the Term of this Agreement and any renewals or extensions thereof (if applicable). Licensee agrees to furnish to Licensor free of cost for its written approval as to quality and style, samples of each of the Licensed Products, together with their packaging, hangtags, and wrapping material , as follows in the successive stages indicated: (i) rough sketches/layout concepts; (ii) finished artwork or final proofs;
            (iii) pre-production samples or strike-offs; and (iv) finished products, including packaged samples.

      (b) No Licensed Products and no material whatever utilizing the Licensed Property shall be manufactured, sold, distributed or promoted by Licensee without prior written approval. Licensee may, subject to Licensor's prior written approval, use textual and/or pictorial matter pertaining to the Licensed Property on such promotional, display and advertising materials as may, in its reasonable judgment, promote the sale of the Licensed Products. All advertising and promotional material relating to the Licensed Products must be submitted to the Licensor for its written approval at the following stages appropriate to the medium used: (i) rough concepts; (ii) layout, storyboard, script; and (iii) finished materials.

      (c) Approval or disapproval shall lie in Licensor's sole discretion. Any Licensed Products not so approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved Licensed Products are being sold, Licensor may, together with other remedies available to it including, but not limited to, immediate termination of this Agreement, require such Licensed Products to be immediately withdrawn from the market and to be destroyed, such destruction to be attested to in a certificate signed by an officer of Licensee.

      (d) Any modification of a Licensed Product must be submitted in advance for Licensor's written approval as if it were a new a Licensed Product which uses particular artwork does not imply approval of such artwork for use with a different Licensed Product.

      (e) Licensed Products must conform in all material respects to the final production samples approved by Licensor. If in Licensor's reasonable judgement, the quality of a Licensed Product originally approved has deteriorated in later production runs, or if a Licensed Product has otherwise been altered, Licensor may, in addition to other remedies available to it, require that such Licensed Product be immediately withdrawn from the market.

      (f) Licensee shall permit Licensor to inspect Licensee's manufacturing operations, testing and payroll records (including those operations and records of any supplier or manufacturer approved pursuant to Paragraph 10.(b) below) with respect to the Licensed Product.

      (g) If any changes or modifications are required to be made to any material submitted to Licensor for its written approval in order to ensure compliance with Licensor's specifications or standards of quality, Licensee agrees promptly to make such changes or modifications.

      (h) Subsequent to final approval, no fewer than twenty-four (24) production samples of Licensed Products will be sent to Licensor, to ensure quality control simultaneously upon distribution to the public. In addition, Licensee shall provide Licensor with six (6) catalogs which display all of Licensee's products, not just the Licensed Products. Further, Licensor shall have the right to purchase any and all Licensed Products in any quantity at the maximum discount price Licensee charges its best customer.

      (i) To avoid confusion of the public, Licensee agrees not to associate other characters or properties with the Licensed Property on the Licensed Products or in any packaging, promotional or display materials unless Licensee receives Licensor's prior written approval. Furthermore, Licensee agrees not to use the Licensed Property (or any component thereof) on any business sign, business cards, stationary or forms, nor as part of the name of Licensee's business or any division thereof.

      (j) Licensee shall use its best efforts to notify its customers of the requirement that Licensor has the right to approve all promotional, display and advertising material pursuant to this Agreement.

      (k) It is understood and agreed that any animation used in electronic media, including but not limited to animation for television commercials and character voices for radio commercials, shall be produced by Warner Bros. Animation pursuant to a separate agreement between Licensee and Warner Bros. Animation, subject to Warner Bros. Animation customary rates. Any payment made to Warner Bros. Animation for such animation shall be in addition to and shall not offset the Guaranteed Consideration set forth in Paragraph 1.(f).

      (l) Licensor's approval of Licensed Products (including, without limitation, the Licensed Products themselves as well as promotional, display and advertising materials) shall in no way constitute or be construed as an approval by Licensor of Licensee's use of any trademark, copyright and/or other proprietary materials not owned by Licensor.

10.   DISTRIBUTION; SUBLICENSE MANUFACTURE:

      (a) Within the Channels of Distribution set forth in Paragraph 1.(h) hereof, Licensee shall sell the Licensed Products either to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public. Unless explicitly set forth in Paragraph 1.(h) hereof, Licensee shall not sell the Licensed Products through any cable home shopping service or through electronic media, including on any on-line network or service. If Licensee sells or distributes the Licensed Products at a special price, directly or indirectly, to itself, including without limitation, any subsidiary of Licensee or to any other person, firm, or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties, Licensee shall pay royalties with respect to such sales or distribution, based upon the price generally charged the trade by Licensee.

      (b) Except as specifically permitted hereunder, Licensee shall not be entitled to sublicense any of its rights under this Agreement. In the event Licensee is not the manufacturer of the Licensed Products, Licensee shall, subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, be entitled to utilize a third party manufacturer in connection with the manufacture and production of the Licensed Products, provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and by this reference made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement and any default of this Agreement by such manufacturer shall be deemed a default by Licensee hereunder. In no event shall any such third party manufacturer agreement include the right to grant any rights to subcontractors.

11. GOOD WILL: Licensee recognizes the great value of the publicity and good will associated with the Licensed Property and, acknowledges that: (i) such good will is exclusively that of Licensor; and (ii) the Licensed Property has acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition, thereto, constitute an infringement of Licensor's copyrights, trademarks and/other proprietary rights in, and to the Licensed Property, thereby entitling Licensor to equitable remedies and costs.

12.   LICENSOR'S WARRANTIES AND REPRESENTATIONS:

      Licensor represents and warrants to Licensee that:

      (a) It has, and will have throughout the Term of this Agreement, the right to licenses the Licensed Property to Licensee in accordance with the terms and provisions of this Agreement; and

      (b) The making of this Agreement by Licensor does not violate any agreements, rights or obligations of any person, firm or corporation.

13.   LICENSEE'S WARRANTIES AND REPRESENTATIONS:

      Licensee represents and warrants to Licensor that, during the Terms and thereafter:

      (a) It will not attack the title of Licensor (or third parties that have granted rights to Licensor) in and to the Licensed Property or any copyright or trademarks pertaining thereto, nor will it attach the validity of the license granted hereunder;

      (b) It will not harm, misuse or bring into disrepute the Licensed Property, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

      (c) It will manufacture, sell, promote and distribute the Licensed Products in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations and industry standards;

      (d) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor in each and every instance. It will not cause or allow any liens or encumbrances to be placed against the Licensed Property;

      (e) It will protect to the best of its ability its right to manufacture, sell, promote, and distribute the Licensed Products hereunder;

      (f) It will at all times comply with all government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, and all voluntary industry standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products, and shall maintain its appropriate customary high quality standards during the agencies which shall have jurisdiction over the Licensed Products and shall procure and maintain in force any and all permissions, certifications and/or other authorizations from governmental and/or other official authorities that may be required in response thereto. Each Licensed Product and component thereof distributed hereunder shall comply with all applicable laws, regulations and voluntary industry standards. Licensee shall follow reasonable and property procedures for testing that all Licensed Products comply with such laws, regulations and standards. Licensee shall permit Licensor or its designees to inspect testing records and procedures with respect to the Licensed Products for compliance. Licensed Products that do not comply with all applicable laws, regulations and standards shall automatically be deemed unapproved and immediately taken off the market;

      (g) It shall, upon Licensor's request, provide credit information to Licensor including, but not limited to fiscal year-end financial statements (profit-and-loss statement and balance sheet) and operating statements;

      (h) It will provide Licensor with the date(s) of first use of the Licensed Products in interstate and intrastate commerce, where appropriate;

      (i) It will, pursuant to Licensor's instructions, duly take any and all necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the Licensed Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Licensed Property. Licensee hereby appoints Licensor its Attorney-in-Fact for such purpose;

      (j) It will not deliver or sell Licensed Products outside the Territory or knowingly sell Licensed Products to a third party for a delivery outside the Territory;

      (k) It will not use any labor that violates any local labor laws, including all wage and hour laws, laws against discrimination and that it will not use prison, slave or child labor in connection with the manufacture of the Licensed Products;

      (l) It shall at all times comply with all manufacturing, sales, distributions, retail and marketing policies and strategies promulgated by Licensor from time-to-time;

      (m) If requested by Licensor to do so, it will utilize specific design elements of the Licensed Property provided to Licensee by Licensor or hangtags, labels, and other materials; and

      (n) It will participate in a maximum of two (2) Warner Bros. Consumer Products' sponsored creative programs per contract year.

14.   TERMINATION BY LICENSOR:

      (a) Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to the provisions of this Agreement, or otherwise in law, or in equity, or otherwise, upon the occurrence of any one or more of the following events (herein called "defaults"):

            (i) Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

            (ii) Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 7. (c) hereof; or

            (iii) Licensee shall fail to make any payments due hereunder on the date due; or

            (iv) Licensee shall fail to deliver any of the statements required herein or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

            (v) Licensee shall fail to comply with any laws, regulations or voluntary industry standards as provided in Paragraph 13.(f) or any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Products are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention or applicable laws, regulations or standards or in a manner likely to cause harm; or

            (vi) Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

            (vii) Licensee does not commence in good faith to manufacture, distribute and sell each Licensed Products and utilize each character set forth in the Licensed Property ("Character") throughout the Territory on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute and sell each of the Licensed Products and utilize each Character throughout the Territory. Such default and Licensor's resultant right of termination (or recapture) shall only apply to the specific Character(s) and/or the specific Licensed Products, which or wherein Licensee fails to meet said Marketing Date requirement; or

            (viii) Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Licensed Products(s) without the prior written approval of Licensor as provided in Paragraph 9 hereof; or

            (ix)  Licensee undergoes a substantial change of management; or

            (x) A manufacturer approved pursuant to Paragraph 10.(b) hereof shall sell Licensed Products to parties other than Licensee or engage in conduct, which conduct if engaged in by Licensee would entitle Licensor to terminate this Agreement; or

            (xi) Licensee delivers or sells Licensed Products outside the Territory or knowingly sells Licensed Products(s) to a third party who Licensee knows intends to, or who Licensee reasonably should suspect intends to, sell or deliver such Licensed Products outside the Territory; or

            (xii) Licensee uses any labor that violates any local labor laws and/or it uses prison, slave or child labor in connection with the manufacture of the Licensed Products; or

            (xiii) Licensee has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading; or

            (xiv) Licensee shall breach any other agreement in effect between
                  Licensee on the one hand and Licensor on the other.

      (b) In the event any of these defaults occur, Licensor shall give notice of termination in writing to Licensee by facsimile and certified mail. Licensee shall have ten (10) days from the date of giving notice in which to correct any of these defaults (except subdivisions (vii), (viii), (xi) and (xiii) above which are not curable), and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including Guaranteed Consideration) shall then be promptly due and payable in full and no portion of those prior payments shall be repayable to Licensee.

15. FINAL STATEMENT UPON TERMINATION OR EXPIRATION: Licensee shall deliver, as soon as practicable, but not later than thirty (30) days following expiration or termination of this Agreement, a statement indicating the number and description of Licensed Products on hand together with a description of all advertising and promotional materials relating thereto. Following expiration or termination of this Agreement, Licensee shall immediately cease any and all manufacturing of the Licensed Product. However, if Licensee has complied with all the terms of this Agreement, including, but not limited to, complete and timely payment of the Guaranteed Consideration and Royalty Payments, then Licensee may continue to distribute and sell its remaining inventory for a period not to exceed sixty (60) days following such termination or expiration (the "Sell-Off Period"), subject to payment of applicable royalties thereto. In no event, however, may Licensee distribute and sell during the Sell-Off Period an amount of Licensed Products that exceeds the average amount of Licensed Products sold during any consecutive sixty (60) day period during the Term. In the event this Agreement is terminated by Licensor for any reason under this Agreement, Licensee shall be deemed to have forfeited its Sell-Off Period. If Licensee has any remaining inventory of the Licensed Products following the Sell-Off Period, Licensee shall, at Licensor's option, make available such inventory to Licensor for purchase at or below cost, deliver up to Licensor for destruction said remaining inventory or furnish to Licensor an affidavit attesting to the destruction of said remaining inventory. Licensor shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory,

      Licensee shall forfeit its right to the Sell-Off Period hereunder or any other rights to dispose of such inventory. In addition to the forfeiture, Licensor shall have recourse to all the legal remedies available to it.

16.   MCDONALD'S SPACE JAM PLUSH ("SJ PLUSH"):

      (a) Licensee acknowledges the receipt of substantially all of the balance of 4,147,392 units of SJ Plush from McDonald's , the remainder of which Licensee has been promised it will receive by September 30, 1997. Licensee further acknowledges its obligation to pay Licensor for the SJ Plush at the rate of $1.69 per unit for a total of $7,009,092.48. Licensee has agreed to separately account to Licensor and pay to Licensor on a quarterly basis for its sales of SJ Plush during the prior calendar quarter. Licensor further agrees to pay to Licensor any outstanding balance between $7,009,092.48 and actual sales times $1.69 per unit by no later than March 31, 1999. Licensor acknowledges that, as of the date hereof, it has received the amount of $1,114,605.60 from Licensee in connection herewith, leaving a balance due in the amount of $5,894,486.88. Licensee shall be permitted to sell the SJ Plush in any and all Regions within the Territory.

      (b) It is understood and agreed that the amounts paid by Licensee to Licensor with respect to the SJ Plush shall not offset the Guaranteed consideration for this Agreement set forth in Paragraph 1.(f) and that other than the unit price set froth in 16.(a) above, Licensee shall not pay royalties to Licensor on its sales of the SJ Plush.

      (c) Licensee agrees that it has no claim against Licensor for any damages and/or losses it may have against Licensor in connection with its purchase and/or subsequent resale and/or any other disposition of the SJ Plush and Licensee hereby specifically waives any and all such claims which have been, may have been or may be made in connection therewith.

17. NOTICES: Except as otherwise specifically provided herein, all notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited to addressed, postage prepaid, in the United States mail and/or when the same shall have been delivered, so addressed, by facsimile or by overnight delivery service and the date of transmission by facsimile, receipt of overnight delivery service or two business days after mailing shall for the purposes of this Agreement be deemed the date of the giving of such notice.

18. NO PARTNERSHIP, ETC.: This Agreement does not constitute and shall not be construed as constitution of a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

19. NO SUBLICENSING/NON-ASSIGNABILITY: This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee. Licensee shall not sublicense, franchise or delegate to third parties its rights hereunder (except as set forth in Paragraph 10.(b) hereof). Neither this Agreement nor any of the rights of

      Licensee hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

20. CONSTRUCTION: This Agreement shall be construed in accordance with the laws of the State of California of the United States of America without regard to its conflicts of laws provisions.

21. WAIVER, MODIFICATION ETC.: No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to therein. The fact that the Licensor has not previously insisted upon Licensee expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Licensor's future right to require compliance in respect thereof and Licensee specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Licensor from subsequently requiring full and complete compliance thereafter. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other term or provision hereto and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. Headings of paragraphs herein are for convenience only and are without substantive significance.

22. ACCEPTANCE BY LICENSOR: This instrument, when signed by Licensee shall be deemed an application for license and not a binding agreement unless and until accepted by Warner Bros. Consumer Products by signature of a duly authorized officer and the delivery of such a signed copy to Licensee. The receipt and/or deposit by Warner Bros. Consumer Products of any check or other consideration given by Licensee and/or delivery of any material by Warner Bros. Consumer Products to Licensee shall not be deemed an acceptance by Warner Bros. Consumer Products of this application. The foregoing shall apply to any documents relating to renewals or modifications hereof.

This Agreement shall be of no force of effect unless and until it is signed by all of the parties listed below:

AGREED AND ACCEPTED:                             AGREED AND ACCEPTED:

LICENSOR:                                        LICENSEE:

WARNER BROS. CONSUMER PRODUCTS, a                PLAY-BY-PLAY TOYS &
Division of Time Warner Entertainment Company    NOVELTIES, INC.
L.P., on behalf of itself and as Agent for Warner Bros., a Division of Time Warner
Entertainment Company L.P.

By: /s/ GARY R. SIMON                            By: /s/ SAUL GAMORAN
     Gary R. Simon
     Vice President, Legal Affairs

Date: 9/10/97                                    Date: 9-9-97

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE 1-A
                    LICENSED PRODUCTS - *REDACTED

1.    EXCLUSIVE PRODUCTS:

      (a)   PLUSH TOYS*:

            Plush dolls (all materials and sizes; with or without mechanical features)
            Talking plush
            Plush puppets
            Plush and plastic musical toys
            Plush balls
            Plush blocks (with or w/o sound)
            Plush infant activity toys

      *REDACTED

      (b)   INFANT PRE-SCHOOL TOYS:

            *REDACTED

      (c)   ROLE PLAYING TOYS:


      (d)   VEHICLES:

            *REDACTED

      (e)   MISCELLANEOUS TOYS:

            *REDACTED

2.    NON-EXCLUSIVE PRODUCTS:

      (a)   CRAFTS:

            *REDACTED

      (b)   PUZZLES AND GAMES:

            *REDACTED

                                      A1-1

                              *Omitted and filed separately with the Commission.

3.    RIDE-ONS:

            *REDACTED

      (a)   MISCELLANEOUS TOYS:

            *REDACTED

4.    ITEMS SPECIFICALLY EXCLUDED:

            *REDACTED

5.    ADDITIONAL TERMS SPECIFIC TO THIS REGION:

      (a)   *REDACTED

      (b) Licensee agrees to hire a dedicated preschool/infant marketing person to manage product line in San Antonio, Texas.

      (c)   *REDACTED

                                     A1 - 2

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE A-2
                      LICENSED PRODUCTS - *REDACTED

1.    EXCLUSIVE PRODUCTS:

      (a)   PLUSH DOLLS:

            Plush dolls (all materials and sizes; with or without mechanical features)
            Talking plush
            Plush Puppets
            Plush and plastic musical toys
            Plush balls
            Plush blocks (with or w/o sound)
            Plush infant activity toys
            Plush rattles
            Plush dolls with rattles

      (b)   INFANT PRE-SCHOOL TOYS:

            *REDACTED

      (c)   ROLE PLAYING TOYS:

      (d)   VEHICLES:

            *REDACTED

      (e)   MISCELLANEOUS TOYS:

            *REDACTED

2.    NON-EXCLUSIVE PRODUCTS:

      (a)   CRAFTS:

            *REDACTED

      (b)   PUZZLES AND GAMES:

            *REDACTED

                                      A2-1

                              *Omitted and filed separately with the Commission.

      (c)   RIDE-ONS:

            *REDACTED

      (d)   MISCELLANEOUS TOYS

            *REDACTED

3.    ITEMS SPECIFICALLY EXCLUDED:

            *REDACTED

4.    ADDITIONAL TERRMS SPECIFIC TO THIS REGION:

      (a) Licensee agrees to hire a dedicated preschool/infant marketing person to manage product line in Asia/Pacific Rim Region.

      (b) Licensee agrees to submit marketing plan directed to both retail and to consumers.

      (c) Licensee and Licensor shall work together to develop a business plan specifically to address the needs of China with respect to the Licensed Products. Licensor shall have final approval of such business plan, such approval not to be unreasonably withheld.

      (d) Licensor shall have input into the pricing of the Licensed Products due to import duties, provided however, Licensor and Licensee shall not enter into any agreement to set minimum price points for any Licensed Products. In some countries (including without limitation Indonesia, Thailand, Malaysia and the Philippines), due to high duty fees, Licensee shall be permitted to subcontract local production in order to reduce retail price points to competitive levels.

      (e) Licensee agrees to modify designs for Plush Toys in Japan if Licensor and Licensee agree that sales of such Licensed Products are not adequate for that country.

                                      A2-2

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE A-3

                 LICENSED PRODUCTS - EUROPE, MIDDLE EAST, AFRICA

1.    EXCLUSIVE PRODUCTS:

      (a)   PLUSH TOYS:

            Plush dolls (all materials and sizes; with or without mechanical features)
            Talking plush
            Plush puppets
            Plush and plastic musical toys
            Plush infant activity toys
            Plush rattles
            Plush dolls with rattles

      (b)   INFANT PRE-SCHOOL TOYS:

            *REDACTED

      (c)   ROLE PLAYING TOYS:

      (d)   VEHICLES:

            *REDACTED

      (e)   MISCELLANEOUS TOYS:

            *REDACTED

2.    NON-EXCLUSIVE PRODUCTS

      (a)   CRAFTS:

            *REDACTED

      (b)   PUZZLES AND GAMES:

            *REDACTED

                                      A3-1

                              *Omitted and filed separately with the Commission.

      (c)   RIDE-ONS:

            *REDACTED

      (d)   MISCELLANEOUS TOYS

            *REDACTED

3.    ITEMS SPECIFICALLY EXCLUDED:

            *REDACTED

4.    ADDITIONAL TERMS SPECIFIC TO THIS REGION

      (a) Licensee agrees to hire a dedicated preschool/infant marketing person to manage product line in EMEA Region.

                                      A3-2

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE A-4

                        LICENSED PRODUCTS - LATIN AMERICA

1.    EXCLUSIVE PRODUCTS

      (a)   PLUSH TOYS:

            Plush dolls (all materials and sizes; with or without mechanical features)
            Talking plush
            Plush puppets
            Plush and plastic musical toys
            Plush infant activity toys
            Plush rattles
            Plush dolls with rattles

      (b)   INFANT PRE-SCHOOL TOYS:

            *REDACTED

      (c)   ROLE PLAYING TOYS:

      (d)   VEHICLES:

            *REDACTED

2.    NON-EXCLUSIVE PRODUCTS:

      (a)   PLUSH TOYS:

            *REDACTED

      (b)   PVC TOYS:

            *REDACTED

      (c)   CRAFTS:

            *REDACTED

      (d)   RIDE-ONS:

            *REDACTED

                                      A4-1

                              *Omitted and filed separately with the Commission.

      (e)   MISCELLANEOUS TOYS:

            *REDACTED

3.    ITEMS SPECIFICALLY EXCLUDED:

            *REDACTED

4.    ADDITIONAL TERMS SPECIFIC TO THIS REGION:

      (a) Licensee agrees to hire a dedicated preschool/infant marketing person to manage product line in Latin America Region.

      (b) Licensee agrees to hire a dedicated staff for Warner Bros. Business in Latin America.

      (c) Licensee shall develop a business plan specifically to address the needs of Brazil and Mexico with respect to the Licensed Products. Licensor shall have final approval of such business plan, such approval not to be unreasonably withheld.

      (d) All pre-existing agreements and any automatic renewals therof within the Latin America Region which conflict with this Agreement shall continue during the Term of this Agreement and shall not be affected by this Agreement in any way. All such conflicting agreements are listed below:

LICENSEE          COUNTRY      EXP. DATE     PRODUCTS
--------          -------      ---------     --------
Festcolor Ind. E  Brazil       4/30/98       Figures
Comecio Ltda..

Comercializadora  Ecuador      7/31/98       Plush

Procomfa S.A.     Peru         8/14/98       Bath Toys, Blocks, Musical Toys,
                                             Plush, Plush Dolls and Characters
                                             (talking and non-talking), Toy
                                             Vehicles (electronic and
                                             non-electronic)

                                      A4-2

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE B-1

                     CHANNELS OF DISTRIBUTION - *REDACTED

1.    EXCLUSIVE CHANNELS OF DISTRIBUTION:

      (a)   DISCOUNT/MASS MARKET* *REDACTED

      (b)   SUPERMARKET/GROCERY *REDACTED

      (c)   DRUGSTORES *REDACTED

      (d)   TOY WHOLESALERS *REDACTED

      (e)   TOY STORES *REDACTED

      (f)   WAREHOUSE CLUBS *REDACTED

      (g)   COMIC BOOK STORES *REDACTED

      "Discount/Mass" channel of distribution is defined as a retailer which usually carries a broad assortment of unrelated product categories and is usually self service with more of an emphasis on price than aesthetics.

      Discount/Mass suppliers typically advertise in trade publications such as "DISCOUNT STORE NEWS" and "DISCOUNT MERCHANDISER." Additionally, this type of retailer/supplier usually attends the IMRA (International MassRetailer Association) trade show. This type of retailer generally carries products which do not classify as "better/best" quality in terms of general trade categories. This type of store generally does not need individual store servicing.

      Licensee shall not sell to Home Furnishings buyers within the Discount/Mass channels. In cases where the retailer has a Toy buyer, Licensee must sell specifically to the Toy Buyer.

2.    NON-EXLUSIVE CHANNELS OF DISTRIBUITON:

      (a)   ELECTRONIC MEDIA *REDACTED

      (b)   ART SUPPLY & CRAFT STORES *REDACTED

      (c)   HOBBY & MODEL STORES *REDACTED

      (d)   PARTY STORES *REDACTED

      (e)   OTHER STORES *REDACTED

                                      B1-1

      (f)   MID-TIER STORES *REDACTED

      (g)   DIRECT MAIL CATALOGS *REDACTED

      (h)   ELECTRONICS *REDACTED

      (i)   WARNER KIDS SHOPS

3.    EXCLUDED CHANNELS OF DISTRIBUTION:

      (a)   *REDACTED

      (b)   *REDACTED

      (c)   *REDACTED

      (d)   *REDACTED

      (e)   *REDACTED

      (f)   *REDACTED

      (g)   *REDACTED

      (h)   *REDACTED

      (i)   *REDACTED

      (j)   *REDACTED

      (k)   *REDACTED

      (l)   *REDACTED

      (m)   *REDACTED

      (n)   *REDACTED

      (o)   *REDACTED

      (p)   *REDACTED

      (q)   *REDACTED

      (r)   *REDACTED

      (s)   *REDACTED

      (t)   *REDACTED

      (u)   *REDACTED

      (v)   *REDACTED

                                      B1-2

      (w)   *REDACTED

      (x)   *REDACTED

      (y)   *REDACTED

      (z)   *REDACTED

      (aa)  *REDACTED

      (ab)  *REDACTED

      (ac)  *REDACTED

      (ad)  *REDACTED

      (ae)  *REDACTED

      (af)  *REDACTED

      (ag)  *REDACTED

      (ah)  *REDACTED

      (ai)  *REDACTED

      A "Gift Retailer" is defined as a retailer that generally carries better quality, higher priced merchandise typically known as "gifts" in the trade. This retailer does not usually discount merchandise or sell it at a greatly reduced suggested retail. Gross margins are usually at fifty percent (50%) or more. Merchandise displays are usually more focused on aesthetics as opposed to price. Product categories carried are generally somewhat related.

      Such retailers will often carry other "gift" type products from companies like Enesco, Midwest of Cannon Falls, New Creative Enterprises, Dale Tiffany, Pacific Rim, Ande Rooney, Waterford, GriftCraft, Carson Industries, Possible Dreams, Lenox, Department 56, Lefton, Swarovski, Flambro, etc. (Obviously, this is not a complete listing and Licensor reserves the right to add/delete as it sees fit).

      "Gift" suppliers typically advertise in trade publications such as "GIFT & STATIONARY BUSINESS"", "Giftware news" and "GIFTS & DECORATIVE ACCESSORIES." This type of store generally requires servicing of individual stores in merchandise set up, display, sku maintenance and reordering.

Any other category of retailer not listed above where rights have no been specifically granted is excluded hereunder unless Licensee receives prior written approval from Licensor. Licensor reserves the right to make the final decision as to how to classify a retail channel of distribution.

                                      B1-3

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE B-2

                  CHANNELS OF DISTRIBUTION - *REDACTED

Department Stores

Specialty Stores

Gift Stores

Toy Stores

Mass Retailers (where applicable)

                                      B2-1

                              *Omitted and filed separately with the Commission.

                        #8700-BLT ("BABY LOONEY TUNTES")
                                  SCHEDULE B-3

             CHANNELS OF DISTRIBUTION - *REDACTED

1.    EXCLUSIVE CHANNELS OF DISTRIBUTION:

      (a)   MIXED MULTIPLES *REDACTED

      (b)   DEPARTMENT STORES *REDACTED

      (c)   SUPERMARKET/GROCERY *REDACTED

      (d)   DRUGSTORES *REDACTED

      (e)   SPECIALIST NURSERY RETAILERS *REDACTED

      (f)   TOY WHOLESALERS *REDACTED

      (g)   TOY STORES *REDACTED

      (h)   WAREHOUSE CLUBS *REDACTED

      (i)   CATALOGUE AND MAIL ORDER *REDACTED

      Licensee shall not sell to Home Furnishings/Domestics buyers within the channels of distribution. In cease where the retailer has a Toy buyer, Licensee must sell specifically to the Toy Buyer.

2. EXCLUDED CHANNELS: "Gift Specialist" retailers are specifically excluded hereunder (Clinton's Cards).

Any other category of retailer not listed above where rights have not been specifically granted is excluded hereunder unless Licensee receives prior written approval from Licensor. Licensor reserves the right to make the final decision as to how to classify a retail channel of distribution.

                                      B3-1

                              *Omitted and filed separately with the Commission.

                         #8700-BLT ("BABY LOONEY TUNES")
                                  SCHEDULE B-4

                    CHANNELS OF DISTRIBUTION - *REDACTED

1.    EXCLUSIVE CHANNELS OF DISTRIBUTION:

      (a)   DISCOUNT/MASS MARKET" (As defined below)

      (b)   SUPERMARKET/GROCERY

      (c)   DRUGSTORES

      (d)   TOY WHOLESALERS *REDACTED

      (e)   TOY STORES *REDACTED

      (f)   WAREHOUSE CLUBS

      *"Discount/Mass" channels of distribution is defined as a retailer which usually carries a broad assortment of unrelated product categories and is usually self service with more of an emphasis on price than aesthetics.

2.    NON-EXCLUSIVE CHANNELS OF DISTRIBUTION:

      (a)   ELECTRONIC MEDIA *REDACTED

      (b)   ART SUPPLY & CRAFT STORES

      (c)   HOBBY & MODEL STORES

      (d)   PARTY STORES

      (e)   MID-TIER STORES *REDACTED

      (f)   DIRECT MAIL CATALOGS

      (g)   ELECTRONICS

      (h)   CONVENIENCE STORES

      (i)   COMIC BOOK STORES

Any other category of retailer not listed above where rights have not been specifically granted is excluded hereunder unless Licensee receives prior written approval from Licensor. Licensor reserves the right to make the final decision as to how to classify a retail channel of distribution.

                                      B4-1

                                    EXHIBIT 1
                         #8700-BLT ("BABY LOONEY TUNES")

WARNER BROS. CONSUMER PRODUCTS
4000 Warner Blvd.
Triangle Bldg. - 3rd Floor
Burbank, CA  91522

RE:  APPROVAL OF THIRD PARTY MANUFACTURER

Gentlemen:

      This letter will serve as notice to you that pursuant to Paragraph 10.(b) of the License Agreement dated ___________________, between WARNER BROS., A DIVISION OF TIME WARNER ENTERTAINMENT COMPANY L.P. and PLAY-BY-PLAY TOYS & NOVELTIES, INC. ("Licensee"), we have been engaged as the manufacturer for Licensee in connection with the manufacture of Licensed Products as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture Licensed Products for, or sell or distribute Licensed Products to, anyone other than Licensee. We hereby further acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement which are applicable to our function as manufacturer of the Licensed Products. It is expressly understood that we are obligated to comply with all local laws, including without limitation, labor laws, wage and hour laws and anti-discrimination laws and that you or your representative shall, at anytime, have the right to inspect our facilities and review our records to ensure compliance therewith. It is understood that this engagement is on a royalty free basis and that we may not subcontract any of our work without your prior written approval.

      We understand that our engagement as the manufacturer for Licensee is subject to your written approval. We regquest, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                        Very truly yours,

                                        ___________________________________
                                        Manufacturer/Company Name

                                        By: _______________________________
                                             signature

                                            _______________________________
                                             printed name

                                            _______________________________
                                             address
AGREED TO AND ACCEPTED:                     _______________________________

WARNER BROS. CONSUMER PRODUCTS,             _______________________________
A DIVISION OF TIME WARNER                    dated
ENTERTAINMENT COMPANY, L.P.
                                            _______________________________
By: _______________________________          product(s) manufacturing
      Gary R. Simon
      Vice President, Legal Affairs         _______________________________

    _______________________________         _______________________________
      dated
                                            _______________________________

                                    EXHIBIT 2
                         #8700-BLT ("BABY LOONEY TUNES")

                             CONTRIBUTOR'S AGREEMENT

I, _____________________, the undersigned ("Contributor"), have been engaged by _________________ ("Licensee") to work on or contribute to the creation of Licensed Products, described as ______________________________________, by
Licensee under an agreement between Licensee and Warner Bros., a division of Time Warner Entertainment Company L.P., c/o Warner Bros. Consumer Products, a division of Time Warner Entertainment Company L.P. ("Warner"), dated
___________________________.

I understand and agree that the Licensed Products, and all artwork or other results of my services for Licensee in connection with such Licensed Products ("Work") is a "work made for hire" for Warner and that all right, title and interest in and to the Work shall vest and remain with Warner. I reserve no rights therein. Without limiting the foregoing, I hereby assign and transfer to Warner all other rights whatsoever, in perpetuity throughout the universe which I may have or which may arise in me or in connection with the Work. I hereby waive all moral rights in connection with such Work together with any other rights which are not capable of assignment. I further agree to execute any further documentation relating to such transfer or waiver or relating to such Work at the request of Warner or Licensee, failing which Warner is authorized to execute same as my Attorney-in-Fact.

CONTRIBUTOR:

By: _________________________________

Date: _______________________________

WARNER BROS. CONSUMER PRODUCTS:

By: _________________________________

Date: _______________________________